EXHIBIT 8(b)(2)

Amendment to Participation Agreement among

AIM Variable Insurance Funds and Transamerica Life Insurance Company

AMENDMENT TO

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated as of May 1, 1998, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); A I M Distributors, Inc., a Delaware corporation (“AIM”); Transamerica Life Insurance Company (formerly, PFL Life Insurance Company), an Iowa life insurance company (“LIFE COMPANY”) and Transamerica Capital, Inc. (replacing AFSG SECURITIES CORPORATION by Amendment and Novation), is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

Series I and II shares

AIM V.I. Basic Balanced Fund

AIM V.I. Basic Value Fund

AIM V.I. Capital Appreciation Fund

AIM V.I. Capital Development Fund

AIM V.I. Core Equity Fund

AIM V.I. Diversified Income Fund

AIM V.I. Dynamics Fund

AIM V.I. Financial Services Fund

AIM V.I. Global Health Care Fund

AIM V.I. Global Real Estate Fund

AIM V.I. Government Securities Fund

AIM V.I. High Yield Fund

AIM V.I. International Growth Fund

AIM V.I. Large Cap Growth Fund

AIM V.I. Leisure Fund

AIM V.I. Mid Cap Core Equity Fund

AIM V.I. Money Market Fund

AIM V.I. Small Cap Equity Fund

AIM V.I. Technology Fund

AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

•	Retirement Builder Variable Annuity Account

•	Separate Account VA A

•	PFL Corporate Account One (1940 Act Exclusion)

•	Separate Account VA B

•	Separate Account VA C

•	Separate Account VA D

•	Separate Account VA F

•	Separate Account VA J

•	Separate Account VA K

•	Separate Account VA L

•	Separate Account VA P

•	Separate Account VA Q

•	Separate Account VA R

•	Separate Account VA S

•	Separate Account VA Y

•	Separate Account VA Z

•	Separate Account VA-5

•	Separate Account VUL A

•	Transamerica Corporate Separate Account Sixteen

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

•	Retirement Income Builder II Variable Annuity

•	Portfolio Select Variable Annuity

•	Legacy Builder Plus

•	The Atlas Portfolio Builder Variable Annuity

•	Advantage V, Variable Universal Life Policy (1933 Act Exempt)

•	Advantage X

•	Transamerica Landmark Variable Annuity

•	Transamerica Freedom Variable Annuity

•	Transamerica EXTRA Variable Annuity

•	Transamerica Access Variable Annuity

•	Flexible Premium Variable Annuity – C under the marketing name “Transamerica Principium”

•	Premier Asset Builder Variable Annuity

•	Immediate Income Builder II

•	Retirement Income Builder – BAI Variable Annuity under the marketing name “Retirement Income Builder IV”

•	Transamerica Preferred Advantage Variable Annuity

•	Flexible Premium Variable Annuity – A under the marketing names: “Transamerica Opportunity Builder” and “Transamerica Traditions”

•	Flexible Premium Variable Annuity – D under the marketing name “Huntington Allstar Select”

•	Flexible Premium Variable Annuity – J under the marketing name “Transamerica Axiom”

•	Flexible Premium Variable Annuity – K under the marketing name “Transamerica Ascent”

•	Distinct AssetSM Variable Annuity

•	Legacy Builder Plus VUL

•	Variable Protector VUL

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: July 30, 2007

AIM VARIABLE INSURANCE FUNDS

Attest:	/s/ P. Michelle Grace	By:	/s/ Donna F. Anderson
Name:	P. Michelle Grace	Name:	Donna F. Anderson
Title:	Assistant Secretary	Title:	Assistant Vice President

A I M DISTRIBUTORS, INC.

Attest:	/s/ P. Michelle Grace	By:	/s/ John S. Cooper
Name:	P. Michelle Grace	Name:	John S. Cooper
Title:	Assistant Secretary	Title:	Executive Vice President

TRANSAMERICA LIFE INSURANCE COMPANY

Attest:	/s/ Kathy Mullarkey	By:	/s/ Arthur D. Woods
Name:	Kathy Mullarkey	Name:	Arthur D. Woods
Title:	Paralegal	Title:	Vice President

TRANSAMERICA CAPITAL, INC.

Attest:	/s/ Kathy Mullarkey	By:	/s/ Brenda L. Smith
Name:	Kathy Mullarkey	Name:	Brenda L. Smith
Title:	Paralegal	Title:	Assistant Vice President

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